
<ARTICLE>          5
<LEGEND>           THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION
                   EXTRACTED FROM FINANCIAL STATEMENTS FOR THE PERIOD
                   ENDED SEPTEMBER 30, 1996 AND IS QUALIFIED IN ITS
                   ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS
</LEGEND>
<RESTATED>
<MULTIPLIER>       1,000,000

<PERIOD-TYPE>                         9-MOS
<FISCAL-YEAR-END>               DEC-31-1996
<PERIOD-END>                    SEP-30-1996
<CASH>                                   99
<SECURITIES>                            660
<RECEIVABLES>                         2,735 <F1>
<ALLOWANCES>                              0 <F1><F2>
<INVENTORY>                           2,182
<CURRENT-ASSETS>                      9,074
<PP&E>                                8,612
<DEPRECIATION>                        5,066
<TOTAL-ASSETS>                       18,598
<CURRENT-LIABILITIES>                 6,597 <F4>
<BONDS>                               4,839 <F4>
<PREFERRED-MANDATORY>                     0 <F2>
<PREFERRED>                               0 <F2>
<COMMON>                                407 <F3>
<OTHER-SE>                            3,572 <F3>
<TOTAL-LIABILITY-AND-EQUITY>         18,598
<SALES>                              11,539
<TOTAL-REVENUES>                     12,057
<CGS>                                 8,661
<TOTAL-COSTS>                        10,587 <F5>
<OTHER-EXPENSES>                        (97)<F5>
<LOSS-PROVISION>                          0 <F2>
<INTEREST-EXPENSE>                      146
<INCOME-PRETAX>                       1,421
<INCOME-TAX>                            462
<INCOME-CONTINUING>                     980
<DISCONTINUED>                            0 <F2>
<EXTRAORDINARY>                           0 <F2>
<CHANGES>                                 0 <F2>
<NET-INCOME>                            980
<EPS-PRIMARY>                          2.54 <F3>
<EPS-DILUTED>                          2.51 <F3>


<F1> Notes and accounts receivable - trade are reported net of allowances for doubtful accounts in the Statement of Financial Position.

<F2> Amounts inapplicable or not disclosed as a separate line on the Statement of Financial Position or Results of Operations are reported as zero herein.

<F3> Amount was restated to reflect a two-for-one stock split in the form of a 100 percent stock dividend. The stock dividend was paid on July 11, 1997 to shareholders of record on June 23, 1997. The adoption of Statement of Financial Accounting Standard No. 128, "Earnings per Share" did not have a material impact on the restatement of our earnings per share numbers.

<F4> Dollars were reclassified from short-term borrowings to long-term debt due after one year. This reclassification reflects a change in management's intent to finance for periods greater than a year certain portions of debt under revolving credit agreements.

<F5> Amount was reclassified to conform with revised financial statement presentation.



